Exhibit 10.2
SECOND AMENDMENT
Dated as of September 17, 2007
to
WARRANT AGREEMENT
Dated as of December 30, 2005
between
IDLEAIRE TECHNOLOGIES CORPORATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Warrant Agent
Warrants to Purchase Shares of Common Stock

     This SECOND AMENDMENT TO THE WARRANT AGREEMENT (the “Warrant Amendment”), dated as of September 17, 2007, is entered into by and among IDLEAIRE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Warrant Agent (the “Warrant Agent”).
Preliminary Statements
     A. The Company and the Warrant Agent entered into a Warrant Agreement, dated as of December 30, 2005, as amended (the “Warrant Agreement”), pursuant to which the Company issued to the holders of certain notes of the Company (the “Holders”) 320,000 warrants (the “Warrants”) to purchase shares of common stock representing 30% of the Company’s Common Stock on a fully-diluted basis (the “Warrant Shares”). Capitalized terms used in this Warrant Amendment but not otherwise defined herein have the meanings ascribed to them in the Warrant Agreement and in the Warrants.
     B. Section 19 of the Warrant Agreement provides that the Warrant Agreement may be amended with the consent of the Holders of at least a majority of the Warrants then outstanding (“Requisite Consents”).
     C. The Company desires and has requested the Warrant Agent to join with it in entering into this Warrant Amendment for the purpose of amending the Warrant Agreement in certain respects as permitted by Section 19 of the Warrant Agreement.
     D. The execution and delivery of this Warrant Amendment has been authorized by the Board of Directors of the Company.
     E. The Company circulated a Consent Solicitation Statement dated August 15, 2007, requesting that the Holders as of the record date of August 14, 2007 give their written consent to implement certain amendments to the Warrant Agreement embodied in this Warrant Amendment.
     F. The Company has received the Requisite Consents and has satisfied all other conditions precedent, if any, provided under the Warrant Agreement to enable the Company and the Warrant Agent to enter into this Warrant Amendment.
     NOW, THEREFORE, in consideration of the foregoing and of other valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as set forth in this Warrant Amendment.
     1. Amendment of the Warrant Agreement. The Warrant Agreement is hereby amended as follows:
     (a) Amendment to Section 1. Section 1 of the Warrant Agreement is hereby amended to add the following definitions:
     “Qualified Public Offering” means the closing on or before June 30, 2008 of the initial underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which the aggregate net proceeds to the Company from such offering (before underwriters discounts and commissions) are not less than $100 million.
     (b) Addition of New Section 11A. The Warrant Agreement is hereby amended to add a new Section 11A as follows:
     “Section 11A. Lock-Up on Qualified Public Offering.
     (a) The holders of any Warrant outstanding at the time of a Qualified Public Offering will not, during the period ending 180 days after the date of the prospectus relating to the Qualified Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the underwriters of the Qualified Public Offering, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this provision shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (b) In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.”
     2. Defined Terms. For all purposes of this Warrant Amendment, except as otherwise defined or unless the context otherwise requires, terms used herein in capitalized form and defined in the Warrant Agreement shall have the meanings specified in the Warrant Agreement.

     3. Warrant Agreement. Except as amended hereby, the Warrant Agreement is in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect. This Warrant Amendment shall form a part of the Warrant Agreement for all purposes, and every holder of the Warrants heretofore or hereafter authenticated and delivered under the Warrant Agreement shall be bound by the Warrant Agreement as amended hereby. In the case of conflict between the Warrant Agreement and this Warrant Amendment, the provisions of this Warrant Amendment shall control.
     4. Governing Law. This Warrant Amendment will be governed by, and construed in accordance with, the laws of the state of New York.
     5. Successors. All agreements of the Company and the Warrant Agent in this Warrant Amendment and the Warrants shall bind their respective successors.
     6. Counterparts. The parties may sign any number of copies of this Warrant Amendment. Each signed copy shall be an original, but all of them together shall represent the same agreement.
     7. Severability. In case any one or more of the provisions in this Warrant Amendment or in the Warrants shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     8. Warrant Agent Disclaimer. The Warrant Agent makes no representation as to the validity or sufficiency of this Warrant Amendment. The recitals to this Warrant Amendment are the statements of the Company and the Warrant Agent shall have no responsibility for such recitals.
[Signatures set forth on following page.]

     IN WITNESS WHEREOF, the parties have caused this Warrant Amendment to be duly executed by and through their respective officers, thereunto duly authorized, all as of the date and year first written above.

IDLEAIRE TECHNOLOGIES CORPORATION

By:	/s/ Michael C. Crabtree

Name:	Michael C. Crabtree
Title:	Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Warrant Agent

By:	/s/ Jane Y. Schweiger

Name: Jane Y. Schweiger
Title: Vice President

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